Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2020 THIRD-QUARTER RESULTS
•Net income from continuing operations for the third quarter 2020 was $48.2 million or $1.36 per diluted share
•Rail North America’s fleet utilization remained high at 98.2%
•Portfolio Management realized an after-tax gain of $24.0 million or $0.68 per diluted share on a transaction involving the refinancing and sale of a group of aircraft spare engines at Rolls-Royce and Partners Finance affiliates (RRPF)

CHICAGO, Oct. 20, 2020 - GATX Corporation (NYSE:GATX) today reported 2020 third-quarter results. Results for the third quarter and nine months ending Sept. 30 are summarized below:

	Three Months Ended September 30		Nine Months Ended September 30
Per Diluted Share	2020	2019	2020	2019
Income from Continuing Operations	$1.36	$1.03	$3.74	$3.79
Income from Discontinued Operations	(0.01)	0.22	0.03	0.43
Total	$1.35	$1.25	$3.77	$4.22

2020 third-quarter net income from continuing operations was $48.2 million or $1.36 per diluted share, compared to net income from continuing operations of $37.2 million or $1.03 per diluted share in the third quarter of 2019. Net income from continuing operations for the first nine months of 2020 was $132.4 million or $3.74 per diluted share, compared to $138.7 million or $3.79 per diluted share in the prior year period. The 2020 third-quarter and year-to-date results include a net negative impact of $12.3 million or $0.35 per diluted share related to the elimination of a previously announced tax rate reduction in the United Kingdom. The 2019 year-to-date results include a net deferred tax benefit of $2.8 million or $0.07 per diluted share related to an enacted foreign tax rate reduction in Alberta, Canada. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

In the second quarter of 2020, GATX completed the sale of American Steamship Company. As a result, this segment is reported as discontinued operations and prior periods have been recast to conform to the current presentation.

“Despite continued challenges in our markets, GATX performed well in the third quarter," said Brian A. Kenney, president and chief executive officer of GATX. “Rail North America’s fleet utilization remained high at 98.2% and our renewal success rate was 58.1% during the quarter. While absolute lease rates were flat to slightly higher for most car types compared to the second quarter, the North American railcar leasing market remains negatively affected by a persistent oversupply of railcars and weakness in certain markets—exacerbated by COVID-19’s economic impact. Consequently, GATX’s Lease Price Index was negative 29.4% during the third quarter. Despite higher fleet churn as a result of our lower renewal success, our maintenance cost performance was better than expected due to continued efficiency gains and lower than anticipated railroad and boxcar repairs during the quarter.

“Rail International continues to perform well. GATX Rail Europe's fleet utilization remained high at 98.2% and renewal lease rates for most car types increased slightly versus the expiring rates. GATX Rail India’s fleet utilization is 100% and its fleet growth trajectory is resuming absent further COVID-19 disruptions.

"In Portfolio Management, our Rolls-Royce and Partners Finance affiliates benefited from a large gain on a transaction involving the refinancing and sale of a group of aircraft spare engines. RRPF operations remain challenged by the severe drop in demand for global air travel, particularly on international and other long-haul routes."

Mr. Kenney concluded, “The global economic recovery remains tenuous due to a potential COVID-19 resurgence. In light of this uncertainty, we remain focused on keeping our employees safe, continuing our excellent commercial and operational execution, and pursuing attractively-priced growth opportunities for our shareholders.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $56.1 million in the third quarter of 2020, compared to $60.9 million in the third quarter of 2019. Lower segment profit was primarily a result of lower lease revenue, partially offset by higher gains on asset dispositions. Year to date, Rail North America reported segment profit of $178.1 million, compared to $215.1 million in the same period of 2019. The decline in year-to-date 2020 results was predominantly driven by lower lease revenue.

At Sept. 30, 2020, Rail North America’s wholly owned fleet was comprised of over 118,100 cars, including approximately 14,750 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.2% at the end of the third quarter, compared to 98.7% at the end of the prior quarter and 99.2% at the end of the third quarter of 2019. During the third quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was negative 29.4%. This compares to negative 28.0% in the prior quarter and negative 7.7% in the third quarter of 2019. The average lease renewal term for all cars included in the LPI during the third quarter was 29 months, compared to 31 months in the prior quarter and 40 months in the third quarter of 2019. Rail North America’s investment volume during the third quarter was $204.1 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $24.0 million in the third quarter of 2020, compared to $19.9 million in the third quarter of 2019. Higher segment profit was predominately driven by more railcars on lease. Rail International reported segment profit of $57.9 million year-to-date 2020, compared to $56.0 million for the same period of 2019. Year-to-date results were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates.

At Sept. 30, 2020, GATX Rail Europe’s (GRE) fleet consisted of approximately 26,000 cars. Utilization was 98.2%, compared to 98.4% at the end of the prior quarter and 99.4% at the end of the third quarter of 2019. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $44.3 million in the third quarter of 2020, compared to $10.7 million in the third quarter of 2019. Segment profit year-to-date 2020 was $83.1 million, compared to $34.9 million for the same period of 2019. Favorable results in the comparative periods were predominantly driven by higher remarketing income at the Rolls-Royce and Partners Finance affiliates, and in particular a large gain in the third quarter of 2020 from a transaction involving the refinancing and sale of a group of aircraft spare engines.

DISCONTINUED OPERATIONS
In the second quarter of 2020, GATX completed the sale of American Steamship Company (ASC). The ASC business segment is accounted for as discontinued operations. In the third quarter 2020, GATX recorded final post-closing adjustments of $0.3 million after-tax related to the sale. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended September 30		Nine Months Ended September 30
Discontinued Operations	2020	2019	2020	2019
Operations, net of taxes	$—	$0.22	$(0.06)	$0.43
Gain on sale of ASC, net of taxes	(0.01)	—	0.09	—
Total Discontinued Operations	$(0.01)	$0.22	$0.03	$0.43

COMPANY DESCRIPTION
GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 121 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2020 third-quarter results. Call details are as follows:

Tuesday, October 20, 2020
11 a.m. Eastern Time
Domestic Dial-In: 1-800-367-2403
International Dial-In: 1-334-777-6978
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 6388397

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Oct. 20, 2020.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2019 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the severity and duration of the global COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our personnel, operations, commercial activity, supply chain,  the demand for our assets, the value of our assets and our liquidity
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars and other transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦declines in harvest or production volumes
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations or efficiency
◦changes in railroad pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives

•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures, and the durability and reliability of aircraft engines
•fluctuations in foreign exchange rates
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021
•competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•risks related to our international operations and expansion into new geographic markets, including the inability to access railcar supply and the imposition of new or additional tariffs, quotas, or trade barriers
•changes in, or failure to comply with, laws, rules, and regulations
•inability to obtain cost-effective insurance
•environmental remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
GATX Corporation
312-621-4285
shari.hellerman@gatx.com

(10/20/2020)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019
Revenues
Lease revenue	$273.3	$270.5	$813.3	$816.8
Marine operating revenue	5.0	1.9	11.6	4.4
Other revenue	26.1	26.4	79.4	80.4
Total Revenues	304.4	298.8	904.3	901.6
Expenses
Maintenance expense	76.7	76.2	244.8	235.3
Marine operating expense	3.6	3.4	10.9	12.0
Depreciation expense	83.4	80.0	245.4	240.2
Operating lease expense	12.3	13.7	38.1	41.1
Other operating expense	8.3	7.7	26.0	23.5
Selling, general and administrative expense	42.0	42.6	125.8	129.6
Total Expenses	226.3	223.6	691.0	681.7
Other Income (Expense)
Net gain on asset dispositions	8.9	5.1	42.3	46.9
Interest expense, net	(48.6)	(44.7)	(141.5)	(135.3)
Other expense	(1.2)	(1.7)	(12.2)	(5.3)
Income before Income Taxes and Share of Affiliates’ Earnings	37.2	33.9	101.9	126.2
Income taxes	(11.8)	(9.5)	(29.6)	(31.1)
Share of affiliates’ earnings, net of taxes	22.8	12.8	60.1	43.6
Net Income from Continuing Operations	$48.2	$37.2	$132.4	$138.7

Discontinued Operations, Net of Taxes
Net income (loss) from discontinued operations, net of taxes	$—	$7.9	$(2.2)	$15.9
(Loss) gain on sale of discontinued operations, net of taxes	(0.3)	—	3.3	—
Total Discontinued Operations, Net of Taxes	$(0.3)	$7.9	$1.1	$15.9

Net Income	$47.9	$45.1	$133.5	$154.6

Share Data
Basic earnings per share from continuing operations	$1.38	$1.05	$3.79	$3.86
Basic earnings per share from discontinued operations	(0.01)	0.23	0.03	0.44
Basic earnings per share from consolidated operations	$1.37	$1.28	$3.82	$4.30
Average number of common shares	35.0	35.4	34.9	35.9

Diluted earnings per share from continuing operations	$1.36	$1.03	$3.74	$3.79
Diluted earnings per share from discontinued operations	(0.01)	0.22	0.03	0.43
Diluted earnings per share from consolidated operations	$1.35	$1.25	$3.77	$4.22
Average number of common shares and common share equivalents	35.4	36.0	35.4	36.6

Dividends declared per common share	$0.48	$0.46	$1.44	$1.38

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2020	2019
Assets
Cash and Cash Equivalents	$459.8	$151.0
Receivables
Rent and other receivables	70.6	65.9
Finance leases (as lessor)	63.3	90.3
Less: allowance for losses	(6.2)	(6.2)
	127.7	150.0

Operating Assets and Facilities	10,070.2	9,523.5
Less: allowance for depreciation	(3,226.0)	(3,066.2)
	6,844.2	6,457.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	364.3	411.7
Finance leases, net of accumulated depreciation	—	8.9
	364.3	420.6

Investments in Affiliated Companies	582.5	512.6
Goodwill	84.2	81.5
Other Assets	227.6	221.0
Assets of Discontinued Operations	—	291.1
Total Assets	$8,690.3	$8,285.1

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$139.2	$119.4
Debt
Commercial paper and borrowings under bank credit facilities	13.5	15.8
Recourse	5,183.0	4,780.4
	5,196.5	4,796.2
Lease Obligations (as lessee)
Operating leases	368.0	429.4
Finance leases	—	7.9
	368.0	437.3

Deferred Income Taxes	936.4	888.5
Other Liabilities	120.2	139.1
Liabilities of Discontinued Operations	—	69.5
Total Liabilities	6,760.3	6,450.0
Total Shareholders’ Equity	1,930.0	1,835.1
Total Liabilities and Shareholders’ Equity	$8,690.3	$8,285.1

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$208.7	$64.5	$0.1	$—	$273.3
Marine operating revenue	—	—	5.0	—	5.0
Other revenue	23.4	2.6	0.1	—	26.1
Total Revenues	232.1	67.1	5.2	—	304.4
Expenses
Maintenance expense	63.2	13.5	—	—	76.7
Marine operating expense	—	—	3.6	—	3.6
Depreciation expense	65.0	17.1	1.3	—	83.4
Operating lease expense	12.3	—	—	—	12.3
Other operating expense	6.6	1.6	0.1	—	8.3
Total Expenses	147.1	32.2	5.0	—	184.3
Other Income (Expense)
Net gain on asset dispositions	7.9	0.5	0.5	—	8.9
Interest (expense) income, net	(35.7)	(11.9)	(3.2)	2.2	(48.6)
Other (expense) income	(1.1)	0.5	—	(0.6)	(1.2)
Share of affiliates' pre-tax income	—	—	46.8	—	46.8
Segment profit	$56.1	$24.0	$44.3	$1.6	$126.0
Less:
Selling, general and administrative expense					42.0
Income taxes (includes $24.0 related to affiliates' earnings)					35.8
Net income from continuing operations					$48.2

Discontinued operations, net of taxes
Net income from discontinuing operations, net of taxes					$—
Loss on sale of discontinued operations, net of taxes					(0.3)
Total discontinued operations, net of taxes					$(0.3)

Net income					$47.9

Selected Data:
Investment volume	$204.1	$45.3	$—	$0.5	$249.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$7.8	$0.2	$—	$—	$8.0
Residual sharing income	0.1	—	0.5	—	0.6
Non-remarketing net gains (1)	—	0.3	—	—	0.3
	$7.9	$0.5	$0.5	$—	$8.9
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$214.6	$55.6	$0.3	$—	$270.5
Marine operating revenue	—	—	1.9	—	1.9
Other revenue	23.9	2.4	0.1	—	26.4
Total Revenues	238.5	58.0	2.3	—	298.8
Expenses
Maintenance expense	64.0	12.2	—	—	76.2
Marine operating expense	—	—	3.4	—	3.4
Depreciation expense	63.9	14.5	1.6	—	80.0
Operating lease expense	13.7	—	—	—	13.7
Other operating expense	6.2	1.4	0.1	—	7.7
Total Expenses	147.8	28.1	5.1	—	181.0
Other Income (Expense)
Net gain on asset dispositions	4.3	0.3	0.5	—	5.1
Interest (expense) income, net	(33.1)	(10.2)	(2.8)	1.4	(44.7)
Other expense	(1.0)	(0.1)	—	(0.6)	(1.7)
Share of affiliates' pre-tax income	—	—	15.8	—	15.8
Segment profit	$60.9	$19.9	$10.7	$0.8	$92.3
Less:
Selling, general and administrative expense					42.6
Income taxes (includes $3.0 related to affiliates' earnings)					12.5
Net income from continuing operations					$37.2

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$7.9
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$7.9

Net income					$45.1

Selected Data:
Investment volume	$138.1	$51.8	$—	$0.9	$190.8

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$4.4	$—	$—	$—	$4.4
Residual sharing income	0.1	—	0.5	—	0.6
Non-remarketing net gains (1)	(0.2)	0.3	—	—	0.1
	$4.3	$0.3	$0.5	$—	$5.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$630.8	$181.9	$0.6	$—	$813.3
Marine operating revenue	—	—	11.6	—	11.6
Other revenue	72.5	6.5	0.4	—	79.4
Total Revenues	703.3	188.4	12.6	—	904.3
Expenses
Maintenance expense	206.5	38.3	—	—	244.8
Marine operating expense	—	—	10.9	—	10.9
Depreciation expense	193.0	48.4	4.0	—	245.4
Operating lease expense	38.1	—	—	—	38.1
Other operating expense	20.8	4.9	0.3	—	26.0
Total Expenses	458.4	91.6	15.2	—	565.2
Other Income (Expense)
Net gain on asset dispositions	39.9	0.8	1.6	—	42.3
Interest (expense) income, net	(103.5)	(34.0)	(9.1)	5.1	(141.5)
Other expense	(3.2)	(5.7)	—	(3.3)	(12.2)
Share of affiliates' pre-tax income	—	—	93.2	—	93.2
Segment profit	$178.1	$57.9	$83.1	$1.8	$320.9
Less:
Selling, general and administrative expense					125.8
Income taxes (includes $33.1 related to affiliates' earnings)					62.7
Net income from continuing operations					$132.4

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.3
Total discontinued operations, net of taxes					$1.1

Net income					$133.5

Selected Data:
Investment volume	$474.6	$164.5	$0.3	$2.0	$641.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$39.1	$0.2	$0.1	$—	$39.4
Residual sharing income	0.3	—	1.5	—	1.8
Non-remarketing net gains (1)	0.5	0.6	—	—	1.1
	$39.9	$0.8	$1.6	$—	$42.3
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$654.3	$161.7	$0.8	$—	$816.8
Marine operating revenue	—	—	4.4	—	4.4
Other revenue	73.7	6.2	0.5	—	80.4
Total Revenues	728.0	167.9	5.7	—	901.6
Expenses
Maintenance expense	199.8	35.5	—	—	235.3
Marine operating expense	—	—	12.0	—	12.0
Depreciation expense	192.6	42.7	4.9	—	240.2
Operating lease expense	41.1	—	—	—	41.1
Other operating expense	19.0	4.2	0.3	—	23.5
Total Expenses	452.5	82.4	17.2	—	552.1
Other Income (Expense)
Net gain on asset dispositions	44.6	1.2	1.1	—	46.9
Interest (expense) income, net	(101.4)	(30.2)	(8.3)	4.6	(135.3)
Other expense	(3.6)	(0.5)	—	(1.2)	(5.3)
Share of affiliates' pre-tax income	—	—	53.6	—	53.6
Segment profit	$215.1	$56.0	$34.9	$3.4	$309.4
Less:
Selling, general and administrative expense					129.6
Income taxes (includes $10.0 related to affiliates' earnings)					41.1
Net income from continuing operations					$138.7

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$15.9
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$15.9

Net income					$154.6

Selected Data:
Investment volume	$342.4	$158.6	$—	$2.8	$503.8

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$40.9	$—	$—	$—	$40.9
Residual sharing income	0.3	—	1.1	—	1.4
Non-remarketing net gains (1)	3.4	1.2	—	—	4.6
	$44.6	$1.2	$1.1	$—	$46.9
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019
Net income (GAAP)	$47.9	$45.1	$133.5	$154.6
Less: Net income from discontinued operations (GAAP)	(0.3)	7.9	1.1	15.9
Net income from continuing operations (GAAP)	$48.2	$37.2	$132.4	$138.7

Other income tax adjustments attributable to income from continuing operations:
Income tax rate change enacted in Alberta, Canada	—	—	—	(2.8)
Adjustments attributable to affiliates' earnings, net of taxes:
Income tax rate change enacted in the United Kingdom	12.3	—	12.3	—
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$60.5	$37.2	$144.7	$135.9
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$(0.3)	$7.9	$1.1	$15.9
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$60.2	$45.1	$145.8	$151.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019
Diluted earnings per share from continuing operations (GAAP)	$1.36	$1.03	$3.74	$3.79
Diluted earnings per share from discontinued operations (GAAP)	(0.01)	0.22	0.03	0.43
Diluted earnings per share from consolidated operations (GAAP)	$1.35	$1.25	$3.77	$4.22

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$1.71	$1.03	$4.09	$3.72
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$(0.01)	$0.22	$0.03	$0.43
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$1.70	$1.25	$4.12	$4.15

(*) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Total Assets, Excluding Cash, by Segment
Rail North America	$5,801.5	$5,700.2	$5,634.6	$5,632.4	$5,611.9
Rail International	1,615.0	1,534.2	1,447.7	1,462.8	1,368.4
Portfolio Management	707.6	675.1	656.5	637.0	637.5
Other	106.4	110.3	107.6	110.8	105.5
Discontinued Operations	—	—	300.8	291.1	319.0
Total Assets, excluding cash	$8,230.5	$8,019.8	$8,147.2	$8,134.1	$8,042.3
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(459.8)	$(492.9)	$(570.7)	$(151.0)	$(48.6)
Commercial paper and bank credit facilities	13.5	5.9	275.5	15.8	112.0
Recourse debt	5,183.0	5,047.5	5,043.7	4,780.4	4,580.2
Operating lease obligations	368.0	372.3	399.3	432.3	440.3
Finance lease obligations	—	31.8	—	7.9	—
Total debt and lease obligations, net of unrestricted cash	5,104.7	4,964.6	5,147.8	5,085.4	5,083.9
Shareholders’ Equity	$1,930.0	$1,875.3	$1,831.0	$1,835.1	$1,786.5
Recourse Leverage (1)	2.6	2.6	2.8	2.8	2.8
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$8,690.3	$8,512.7	$8,717.9	$8,285.1	$8,090.9
Less: cash	(459.8)	(492.9)	(570.7)	(151.0)	(48.6)
Total Assets, excluding cash	$8,230.5	$8,019.8	$8,147.2	$8,134.1	$8,042.3

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(29.4)%	(28.0)%	(11.6)%	(9.1)%	(7.7)%
Average renewal term (months)	29	31	31	37	40
Fleet Rollforward (2)
Beginning balance	102,891	102,558	102,845	103,255	103,554
Cars added	1,578	1,220	883	965	902
Cars scrapped	(623)	(570)	(389)	(620)	(513)
Cars sold	(483)	(317)	(781)	(755)	(688)
Ending balance	103,363	102,891	102,558	102,845	103,255
Utilization	98.2%	98.7%	99.0%	99.3%	99.2%
Average active railcars	101,552	101,600	101,668	102,309	102,653
Boxcar Fleet
Ending balance	14,753	14,936	15,026	15,264	15,803
Utilization	94.5%	94.6%	94.6%	95.0%	93.5%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	25,705	25,352	24,561	24,211	23,967
Cars added	331	423	871	416	325
Cars scrapped/sold	(80)	(70)	(80)	(66)	(81)
Ending balance	25,956	25,705	25,352	24,561	24,211
Utilization	98.2%	98.4%	98.5%	99.3%	99.4%
Average active railcars	25,369	25,100	24,622	24,216	23,877
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	71.5%	68.7%	73.5%	77.1%	77.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(15.3)%	(15.9)%	(6.3)%	(4.9)%	(3.8)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(5.1)%	(5.0)%	3.1%	(0.6)%	(0.2)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(12.5)%	(11.1)%	3.6%	12.2%	16.6%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	39,612	46,330	51,295	58,127
American Steamship Company Statistics
Total Net Tons Carried (millions) (7)	—	2.7	1.0	7.5	9.6
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.
(7) Total net tons carried for the second quarter of 2020 reflects volume through May 14, 2020, the date of the sale.